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                                                                    EXHIBIT 11.1
                             PURO WATER GROUP, INC.

                             SUPPLEMENTAL EARNINGS

                          PER COMMON SHARE COMPUTATION

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                                                                                                      FOR THE
                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1996
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                                                                                                    (UNAUDITED)
Calculation of Supplemental Shares Outstanding:
Debt repaid by offering proceeds...............................................................    $   5,283,333
Proceeds per share.............................................................................             6.00
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Additional shares assumed outstanding..........................................................          880,556
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Additional weighted average common shares assumed outstanding..................................          749,226
Weighted average common shares outstanding.....................................................        2,237,679
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Supplemental weighted average common shares outstanding........................................        2,986,905
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Supplemental Earnings Per Share:
Net income.....................................................................................    $     627,163
Pro forma impact of use of proceeds on interest expense, net of tax............................          224,588
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Supplemental net income........................................................................          851,751
Supplemental weighted average common shares outstanding........................................        2,986,905
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Supplemental earnings per common share.........................................................    $        0.29
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